                                                                   Exhibit 10.24

                           SOFTWARE LICENSE AGREEMENT
                           --------------------------

     THIS SOFTWARE LICENSE AGREEMENT (the "Agreement") is made and entered into as of this 27th day of February, 1997 (the "Effective Date"), by and between QUALITATIVE MARKETING SOFTWARE, INC. ("Licensor"), a Delaware corporation with its principal offices located at 28051 U.S. Highway 19 North, Suite E, Clearwater, Florida 34621-2647, and COMPS INFOSYSTEMS, INC. ("Licensee"), a Delaware corporation with its principal offices located at 9888 Carroll Centre Road, Suite 100, San Diego, California 92126-4580.

                                R E C I T A L S:

     WHEREAS, Licensor, as the result of the expenditure of time, skill, effort and money, has designed, developed, and produced, and is the owner of the entire right, title and interest in and to, certain software and databases and the documentation associated therewith as more particularly described on Schedule A
                                                                     ----------
attached hereto (defined below, collectively, as the "Licensed Products"); and

     WHEREAS, Licensee desires to obtain from Licensor, and Licensor desires to grant to Licensee, a non-exclusive, non-transferable, non-assignable license to use the Licensed Products solely for the Licensed Use, in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, which shall be deemed an integral part of this Agreement and not as mere recitals hereto, and in consideration of the mutual covenants, representations, agreements and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

1.  DEFINITIONS.
    -----------

     1.1 Definitions. As used in this Agreement, the following terms (which appear herein as capitalized terms) shall have the meaning set forth below:

          "Affiliate," when used with respect to any Person. shall mean any
          ----------
Person controlling, controlled by or under common control with such Person.

          "Agreement" shall mean this Software License Agreement, as originally
           ---------
executed and as amended, modified or supplemented thereafter in accordance with its terms.

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Licensee                                                               Licensor

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

          "Business Day" shall mean a day which is not a Saturday or a Sunday or
           ------------
a bank holiday under the laws of the United States.

          "CASS" shall mean Coding Accuracy Support System as defined by the
           ----
USPS.

          "CPU" shall mean a single computer central processing unit, including
           ---
its associated equipment.

          "Communications" shall have the meaning specified in Section 22.l.
           --------------

          "Confidential Information" shall have the meaning specified in Section
           ------------------------
16. 1.

          "Database Update" shall mean a change, modification or other update of
           ---------------
any Database.

          "Databases" shall mean the directories and other files more
           ---------
particularly described on Schedule A attached hereto under the caption
                          ----------
"Databases," as they exist on the Effective Date and any Database Updates thereto.

          "Designated CPU" shall mean a single computer central processing unit,
           --------------
including its associated equipment, owned or leased by Licensee, the manufacturer, operating system and location of which are specified on Schedule B
                                                                      ----------
attached hereto.

          "Disputes" shall have the meaning specified in Section 23.5.
           --------

          "Documentation" shall mean the standard user manual or other
           -------------
documentation or explanatory material related to the Licensed Software and the Databases more particularly described on Schedule A attached hereto under the caption "Documentation," developed by Licensor and supplied by Licensor to Licensee for use in connection with the Licensed Software and the Databases, and any subsequent versions thereof which Licensee may receive from Licensor.

          "Effective Date" shall have the meaning specified in the first
           --------------
sentence of this Agreement, which shall be deemed to be the date of execution of this Agreement by Licensor and Licensee.

          "Equipment" shall mean the hardware and other equipment comprising the
           ---------
system in which the Licensed Software and Databases are installed, including the Designated CPU.

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Licensee                                                               Licensor

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

          "Initial License Fee" shall have the meaning specified in Section 3.1.
           -------------------

          "Initial Term" shall have the meaning specified in Section 4. 1.
           ------------

          "License" shall mean the license granted to Licensee by Licensor
           -------
pursuant to Section 2. 1.

          "Licensed Products" shall mean the Licensed Software, the Databases
           -----------------
arid the Documentation.

          "Licensed Software" shall mean the object code (machine readable)
           -----------------
version of Licensor's computer software program more particularly described on Schedule A attached hereto under the caption "Licensed Software," as it exists on the Effective Date and any Updates and Upgrades thereto. "Licensed Software" shall not include the source code version.

          "Licensed Use" shall mean and be restricted to the reading into and
           ------------
out of memory of the Licensed Software and the Databases and the execution of the Licensed Software and the Databases, in whole or in part, by the Designated CPU solely for the internal purposes of Licensee in connection with the operation of the Licensee Services, and the utilization of the Documentation in connection therewith. "Licensed Use" shall not include the transmission of any of the Licensed Software or the Databases via any on-line service or telecommunication network or on the Internet.

          "Licensee" shall mean the entity specified in the first sentence of
           --------
this Agreement as Licensee.

          "Licensee Services" shall mean standardizing addresses and appending
           -----------------
geographic coordinates to Licensee's data during data entry. Licensee will be permitted to license its data to third parties, provided that Licensee is not in violation of any other agreement, including the BLR Agreement for the BLR Geocoding database.

          "Licensor" shall mean the entity specified in the first sentence of
           --------
this Agreement as Licensor.

          "Losses" shall mean any and all claims, demands, costs, losses,
           ------
damages, liabilities, fines, penalties and expenses (including, without limitation, reasonable attorneys' fees) of any kind or nature whatsoever, whether imposed, incurred or asserted.

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Licensee                                                               Licensor

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

          "MSP" shall mean the Maintenance Support Program to be provided by
           ---
Licensor to Licensee hereunder in connection with the Licensed Products, as more particularly described in Section 8.

          "Person" shall mean any corporation, association, partnership, joint
           ------
venture, trust, organization, business, individual, government, governmental agency or political subdivision thereof, or any other entity or institution of any type whatsoever.

          "Renewal Date" shall mean the first day of any Renewal Term.
           ------------

          "Renewal License Fee" shall have the meaning specified in Section 3.2.
           -------------------

          "Renewal Term" shall have the meaning specified in Section 4.2.
           ------------

          "Restrictions on Use" shall have the meaning specified in Section 2.l.
           -------------------

          "USPS" shall mean the United States Postal Service.
           ----

          "Update" shall mean a change, modification or other update of the
           ------
Licensed Software made to correct an error (i.e., bug fix), defect or other problem and/or to maintain the operational quality of the Licensed Software, which is not an Upgrade.

          "Upgrade" shall mean a new release of the Licensed Software, or any
           -------
part thereof, which adds major new functionality or features to the last version of the Licensed Software.

          "Warranty Period" shall have the meaning specified in Section 12. 1.
           ---------------

2.  GRANT OF LICENSE.
    ----------------

    2.1 Grant of License. Subject to the terms and conditions set forth in this Agreement (including the full payment of all license fees), Licensor hereby grants to Licensee during the term of this Agreement, and Licensee hereby accepts, a non-exclusive, non-transferable, non-assignable license (the "License") (i) to use the Licensed Software and the Databases only on the Designated CPU for the Licensed Use and (ii) to use the Documentation in support of the Licensed Use, provided that, the License granted hereunder shall be subject to the restrictions set forth on Schedule A attached hereto
                                         ----------
(collectively, the "Restrictions on Use").

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Licensee                                                               Licensor

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

    2.2 Licensed Use. The Licensed Software and the Databases may be used only on the Designated CPU and the Licensed Products may be used solely to process Licensee's own data in connection with the Licensee Services; it being expressly understood and agreed by Licensee that "Licensed Use" shall not include using the Licensed Products at the request of or for the benefit of any third parties or otherwise transmitting data via any telecommunication source, device or medium.

    2.3 Additional Licenses. Licensee understands that the Licensed Software and the Databases cannot be transferred to, or used in connection with, any CPU that is not licensed by Licensor to operate the Licensed Software and the Databases. In the event Licensee desires to use the Licensed Software and the Databases on additional CPU(s), Licensee shall first obtain an additional license from Licensor for the Licensed Software and Databases for each such additional CPU(s). Licensee acknowledges that such additional licenses shall be made available to Licensee at Licensor's then-prevailing license fees.

    2.4 Upgrades. Some of the Upgrades produced by Licensor during the term of this Agreement may include additional functionality or features which go beyond the scope of the capabilities of the Licensed Software delivered by Licensor pursuant to this Agreement and which require additional databases. If Licensee requests any such Upgrade (including any additional databases), Licensee acknowledges that this will require an additional license from Licensor and that Licensee will be charged an additional license fee in connection therewith.

    2.5 Transfer of License. Licensee may not, directly or indirectly, sell, assign, sublicense, lease, rent, distribute, or otherwise transfer the License, the Licensed Products, or any rights therein to any other Person, or to any other computer other than the Designated CPU, unless Licensee first obtains the written consent of Licensor.

    2.6 Non-Exclusive Nature. Licensee acknowledges and agrees that the License granted hereunder and the relationship between the parties is non-exclusive. Licensee further acknowledges and agrees that Licensor retains the right to grant similar licenses to use the Licensed Products to other Persons.

    2.7 No Sale and Purchase or Lease. Notwithstanding anything to the contrary contained herein, the parties agree that this transaction is not a sale and purchase nor a lease of the Licensed Products.

3.  LICENSE FEES; OTHER CHARGES; TAXES.
    ----------------------------------

    3.1 Initial License Fee. In consideration of the License and other rights granted by Licensor to Licensee hereunder, Licensee shall pay to Licensor the initial license fee set forth on Schedule C attached hereto (the "Initial
                                 ----------
License Fee") for the Initial Term, in accordance with

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Licensee                                                               Licensor
the payment schedule set forth therein. Licensee acknowledges and agrees that the Initial License Fee shall be deemed nonrefundable and fully earned by Licensor upon payment thereof by Licensee in consideration of the administrative and other expenses incurred by Licensor in granting the License to Licensee.

     3.2 Renewal License Fee. In the event this Agreement and the License granted hereunder are renewed pursuant to Section 4.2, Licensee shall pay to Licensor the renewal license fee set forth on Schedule D attached hereto (the
                                              ----------
"Renewal License Fee") for each Renewal Term, in accordance with the payment schedule set forth therein. Licensee acknowledges and agrees that the Renewal License Fee shall be deemed non-refundable and fully earned by Licensor upon payment therefor by Licensee.

     3.3 Maintenance Support Program Fees. Except as otherwise set forth herein, the fee for any Updates, Database Updates, Upgrades. or consulting or other services relating to the Licensed Products which Licensor performs in connection with the MSP shall be as set forth on Schedules C and D attached
                                                 -----------     -
hereto, and shall be payable in accordance with the payment schedule set forth therein. Licensee acknowledges and agrees that the MSP fees shall be deemed nonrefundable and fully earned by Licensor upon payment therefor by Licensee.

     3.4 Out-of-Pocket Expenses. All reasonable, pre-approved out-of-pocket expenses incurred by Licensor in performing its obligations under this Agreement, including but not limited to travel, meals, and lodging, shall be paid by Licensee within thirty (30) days after Licensee's receipt of the invoice therefor.

     3.5 Payment; Interest Charges. Except as otherwise set forth herein, all fees, charges and expenses to be paid by Licensee pursuant to this Agreement are due and payable upon Licensee's receipt of Licensor's invoice therefor. All amounts not paid when due shall bear interest at the rate of one and one-half percent (1.5%) per month or at the highest contract rate allowed by law, whichever is less, from the date due until paid, which interest shall be added to the unpaid amount due and owing by Licensee to Licensor. Subject to the right to cure set forth in Section 17.3.1, the failure of Licensee to pay any amounts when due shall constitute sufficient cause for Licensor to suspend or terminate this Agreement, including Licensor's obligation to provide the MSP (including any Updates, Database Updates and Upgrades) and all express warranties of Licensor under Section 12.l. In addition, Licensee agrees to pay all costs involved in collecting overdue amounts, including reasonable attorneys' fees.

     3.6 Applicable Taxes. In addition to the fees and charges due hereunder, Licensee shall be liable for all local, state and federal sales, use, withholding, excise, personal property, value-added, or other similar taxes, assessments or duties which may now or hereafter be imposed upon this Agreement or which are based on or in any way relating to this Agreement, the Licensed Products, or any services related thereto, excluding, however, taxes measured on Licensor's income. Licensee shall pay or reimburse Licensor for any such taxes and Licensor

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Licensee                                                               Licensor
may add such taxes to the invoices submitted to Licensee by Licensor as provided herein. Licensee agrees to indemnify Licensor as to all such taxes.

     3.7 No Right of Setoff. Licensee shall have no right of setoff against any payments due Licensor pursuant to this Agreement, whether on account of any claims or alleged claims against Licensor under this Agreement or otherwise.

4.   TERM; RENEWAL.
     -------------

     4.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue and remain in full force and effect for a period of one (1) year from the Effective Date (the "Initial Term"), unless otherwise earlier terminated in accordance with the provisions of Section 17.

     4.2 Renewal. Except as otherwise provided herein, upon the expiration of the Initial Term or any Renewal Term, as the case may be, this Agreement shall be automatically renewed for an additional one (1) year period (each such year a "Renewal Term") without notice unless no less than sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be, either party notifies the other party in writing of its intent not to renew this Agreement. If no such notice is received within said time frame, Licensee shall be deemed to have renewed this Agreement and shall pay for all charges and fees in connection therewith in accordance with Section 3.2. Notwithstanding anything to the contrary contained herein, this Agreement shall not be renewed if, at the Renewal Date, any of the following conditions have not been satisfied (unless waived by Licensor in writing):

          4.2.1 Licensee shall not be in default in any payments due to Licensor under this Agreement or any other agreement and shall have timely met all such obligations;

          4.2.2 Licensee shall not be in breach or violation of any of the other terms, conditions or provisions of this Agreement or any other agreement between Licensee and Licensor; and

          4.2.3  Licensee shall have paid to Licensor the Renewal License Fee.

The determination as to the satisfaction of any of the above conditions by Licensee is in the sole discretion of Licensor. Licensor may determine to refuse to renew this Agreement, where any of the above conditions are not met, at any time at or prior to the Renewal Date.

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Licensee                                                               Licensor

5.  PROPERTY RIGHTS.
    ---------------

    5.1 Property Rights in Licensor. Licensee acknowledges that: (i) Licensor owns the full right, title and interest in and to the Licensed Products and all copies thereof, including all associated patents, copyrights, trademarks, trade names, trade secrets and other intellectual property rights; (ii) all right, title and interest in and to the Licensed Products and all copies thereof, including all associated patents, copyrights, trademarks, trade names, trade secrets and other intellectual property rights, are, and shall at all times remain, the exclusive property of Licensor; and (iii) Licensee shall have no right or interest as to the Licensed Products or any copies thereof, including all associated patents, copyrights, trademarks, trade names, trade secrets and other intellectual property rights, except as a licensee as expressly set forth in this Agreement.

    5.2 Third Party Data Files. Notwithstanding anything to the contrary contained Herein, Licensor does not own, and Licensee shall have no right or interest in, any third party data files used to prepare the Databases, including any USPS data files. Licensor shall be responsible for paying all fees due to third parties for the license of such data files.

     5.3 BLR Geocoding File. Licensee acknowledges that the geocoding data is being licensed directly from Business Location Research (BLR) and all license fees due for such license shall be paid directly to BLR. Licensee further acknowledges that Licensor will require written notice from BLR of such license. In the event Licensee fails to maintain the license with BLR, or if said license is canceled or terminated, the same shall not terminate this Agreement or Licensee's obligations hereunder, including payment of the Initial License Fee or Renewal License Fee, as the case may be. In the event the license for use of the BLR Geocoding database between Licensee and BLR is terminated, Licensee will pay Licensor the license fee for the QMS Geocoding database as set forth in

Schedule D attached hereto.
----------

6.  DELIVERY OF LICENSED PRODUCTS; RISK OF LOSS.
    -------------------------------------------

    6.1 Delivery of Licensed Products. Within a reasonable time after the Effective Date, Licensor shall furnish Licensee one (1) master copy of the Licensed Products. Licensor shall not be liable to Licensee for any delay in the delivery of the Licensed Products.

    6.2 Risk of Loss. Upon delivery of the Licensed Products, Licensee assumes all risk of loss with respect to the Licensed Products.

7.  INSTALLATION; TRAINING.
    ----------------------

    7.1 Installation. Licensee shall be solely responsible for installing the Licensed Software and the Databases on the Designated CPU. Licensee may request assistance from

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Licensee                                                               Licensor

Licensor in the installation of the Licensed Software and the Databases, which services shall be charged to Licensee at Licensor's then-current hourly rates.

     7.2 Data Entry. Data entry and verification of the data input to and output from the Licensed Software and the Databases shall be the sole responsibility of Licensee. Licensee shall be responsible for the conversion of its current data to the format required by the Licensed Software and the Databases.

     7.3 Training. No training in the use of the Licensed Products will be provided by Licensor. Licensee may request training assistance from Licensor, which training shall be charged to Licensee at Licensor's then-current hourly rates.

8.  MAINTENANCE SUPPORT PROGRAM.
    ---------------------------

    8.1 Maintenance Support Program. During the Initial Term and each Renewal Term of this Agreement, Licensor agrees to provide and Licensee agrees to accept the maintenance and support services with respect to the most current version of the Licensed Software and Databases as set forth in this Section 8. The fees for such maintenance and support services are set forth on Schedules C and D
                                                       -----------     -
attached hereto.

    8.2 Updates. Licensor will make reasonable efforts to correct any material errors in the most current version of the Licensed Software and Databases from time to time and shall provide Licensee with copies of all Updates and Database Updates as they are released and made generally available by Licensor to its customers from time to time; provided that Licensor shall use its best efforts to provide the Database Updates to Licensee every two (2) months. All Updates and Database Updates shall be owned by Licensor and shall be subject to the terms and conditions of this Agreement.

    8.3 Upgrades. Subject to the provisions of Section 2.4, Licensor agrees to provide Licensee with copies of all Upgrades as they are released and made generally available by Licensor to its customers from time to time. All Upgrades shall be owned by Licensor and shall be subject to the terms and conditions of this Agreement.

     8.4 Negation of MSP and Express Warranties. Licensee understands and acknowledges that the Licensed Software and the Databases will become dated and will be automatically rendered inoperable if Licensee fails to install any Licensed Software or Database within thirty (30) days of its receipt of same from Licensor. If Licensee so fails to install any Licensed Software or Database, all obligations of Licensor as to the MSP and all warranties of Licensor under Section 12.1 shall terminate and be null and void and of no further force and effect.

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Licensee                                                               Licensor

     8.5 Telephone Support. Licensor shall provide telephone support to Licensee out of its service office in Boulder, Colorado on Monday through Friday (holidays excluded) between the Hours of 8:00 a.m. and 5:00 p.m., Mountain Standard Time, with respect to questions regarding the use of the most current version of the Licensed Products. Hours of service are subject to change at any time by Licensor without notice. This telephone support shall be available to Licensee at no cost beyond the fees set forth on Schedules C and D attached
                                                 -----------     -
hereto, provided the frequency and length of calls are reasonable.

     8.6 Costs of Excluded Items. If it is determined by Licensor that any apparent problem with the Licensed Products that is reported to Licensor by Licensee is due to the acts or omissions of Licensee or its employees, hardware problems, use of unqualified personnel, user error, alteration of the Licensed Products by Licensee or any third party, the use of an out-of-date version of the Licensed Products, or failure to comply with the terms and conditions of this Agreement, Licensor shall notify Licensee and such time and expenses associated with such support effort shall be billed by Licensor at its then-current hourly rates and paid by Licensee within thirty (30) days of its receipt of the invoice therefor.

     8.7 On-Site Services. Licensor shall have no obligation to provide any services at Licensee's site.

     8.8 Hardware Maintenance. Licensor shall have no obligation to provide maintenance or repair for any hardware or associated operated system. Hardware maintenance shall be the sole responsibility of Licensee.

     8.9 No Additional Services. Licensor is under no obligation to provide any additional services and any agreements for same will be separate from and in addition to this Agreement at Licensor's then-current hourly rates plus expenses.

9.   REPRODUCTION OF LICENSED PRODUCTS.
     ---------------------------------

     9.1 Licensed Software and Databases. The Licensed Software and the Databases may not be copied or duplicated by Licensee, in whole or in part, except that Licensee may copy the Licensed Software and the Databases solely for use on the Designated CPU or for necessary security back-up purposes. The original and all copies of the Licensed Software and the Databases, in whole or in part, which are made or used by or in the possession of Licensee shall be and shall remain the property of Licensor and shall be kept by Licensee at the location of the Equipment in which they are first installed as set forth on Schedule B attached hereto.
----------

     9.2 Documentation. In no event may Licensee copy or duplicate, or transmit via any medium, in whole or in part, the Documentation, but additional copies of the Documentation will

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Licensee                                                               Licensor
be made available to Licensee upon request at a nominal fee for copying and shipping and Handling.

10.  MODIFICATION OF LICENSED SOFTWARE AND DATABASES.
     -----------------------------------------------

     10.1 No Modification by Licensee. Licensee shall not alter, modify, change, decompile, disassemble or reverse engineer the Licensed Software or any Database.

     10.2 Merger of Licensed Software. Licensee may, at its expense, merge the Licensed Software into other software programs to form an updated work for the Licensed Use, provided such resulting merged software shall be subject to all of the terms and conditions of this Agreement.

11.  PROTECTION OF TRADE SECRETS.
     ---------------------------

     11.1 Licensed Products. Licensee agrees that the Licensed Products and all associated patents, copyrights, trademarks, trade names, trade secrets and other intellectual property rights are the exclusive property, and constitute a valuable trade secret, of Licensor. Licensee agrees not to seek to discover or to disclose any of Licensor's trade secrets by disassembling, decompiling or otherwise reverse engineering the Licensed Software or Databases. Licensee shall not disclose, disseminate, transmit via any medium whatsoever, or make available the Licensed Products, or any portion thereof, to third parties without Licensor's prior written consent.

     11.2 Source Code. The source code for the Licensed Software shall not be disclosed or made available to Licensee. Licensee shall not create, derive or discover, or attempt to create, derive or discover, by reverse compiling, reverse engineering, reverse assembling or otherwise, the source code for the Licensed Software or any part thereof from the object code format or from other information made available to Licensee under this Agreement or otherwise.

12.  LIMITED WARRANTY AND DISCLAIMER.
     -------------------------------

     12.1  Limited Warranty.  Licensor warrants that, for a period of ninety
(90) days from the date of shipment of any Licensed Software or Database to Licensee (the "Warranty Period"), such Licensed Software or Database, as the case may be, will perform substantially according to its product description as specified in the Documentation under normal use and that the diskettes and/or CD ROMs on which the Licensed Software and Databases furnished to Licensee are recorded will be free from defects in materials and workmanship. The foregoing warranty shall be null and void and of no force and effect if the Licensed Software or Database fails to perform as a result of accident, neglect or misuse, user error, electrical power damage, or in the event that all or any part of the Licensed Software or Database is installed improperly or on any computer

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Licensee                                                               Licensor
equipment other than the Designated CPU or used with any operating system for which the Licensed Software or Database is not designed, or if the Licensed Software or Database is altered or modified or is incorrectly merged with other software by Licensee or any third party.

     12.2 Sole and Exclusive Remedy. Licensee acknowledges that Licensor's sole obligation and liability and Licensee's sole and exclusive remedy for a breach of the express warranty under Section 12.1 shall be the replacement or repair of any Licensed Software or Database and/or diskette(s) and/or CD ROM(S) not meeting Licensor's limited warranty, provided that Licensor receives, during the applicable Warranty Period, written notice of a defect or other problem and Licensee thereafter promptly returns the Licensed Products to Licensor for replacement or repair. If Licensor is unable to deliver such a replacement or make such repair within a reasonable period of time thereafter (which in no event shall be less than sixty (60) days after its receipt of the Licensed Products), Licensee may terminate this Agreement by returning the Licensed Products to Licensor, and Licensor shall thereafter refund to Licensee that portion of the Initial License Fee or the Renewal License Fee, as the case may be, paid by Licensee which is attributable to the remaining portion of the Initial Term or the Renewal Term, as the case may be (commencing with the date of Licensor's receipt of the Licensed Products as described in the preceding sentence) as full payment of all obligations of Licensor pursuant to this Agreement.

     12.3 Warranty Disclaimer. THE FOREGOING LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, AND CONSTITUTES THE SOLE AND EXCLUSIVE WARRANTY OF LICENSOR WITH RESPECT TO THE LICENSED PRODUCTS. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH IN SECTION 12.1, LICENSOR SPECIFICALLY DISCLAIMS, AND LICENSEE RELEASES AND WAIVES, ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE AND PURPOSE OR ANY WARRANTY ARISING UNDER STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE. Without limiting the generality of the foregoing, Licensor does not warrant that the Licensed Software or any Database is accurate or will meet Licensee's requirements, will operate in any combination that may be selected for use by Licensee or in combination with other software, or will operate uninterrupted or error free. Furthermore, Licensor does not warrant that all software errors, defects or inefficiencies will be corrected, nor does Licensor assume any liability for failure to correct any such error, defect or inefficiency. Licensor makes no warranty, and Licensee assumes the entire risk, as to the integrity of any data and the results, capabilities, suitability, use or performance of the Licensed Products. IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE FOR ANY DAMAGES RESULTING FROM OR RELATED TO THE USE OR PERFORMANCE OF THE LICENSED PRODUCTS.

CSF                                                                    PW
---                                                                    --
Licensee                                                               Licensor

13.  LIMITATION OF LIABILITY.
     -----------------------

     IT IS UNDERSTOOD AND AGREED THAT LICENSOR'S TOTAL LIABILITY UNDER THIS AGREEMENT, IF ANY, FOR ANY DAMAGES SUFFERED BY LICENSEE, ANY PARTY CLAIMING ON BEHALF OF OR THROUGH LICENSEE, OR ANY OTHER THIRD PARTY, WHETHER IN CONTRACT, IN TORT, UNDER ANY WARRANTY THEORY, IN NEGLIGENCE, OR OTHERWISE, SHALL BE LIMITED TO DIRECT DAMAGES AND SHALL NOT EXCEED THE AMOUNT OF FEES PAID TO LICENSOR BY LICENSEE PURSUANT TO THIS AGREEMENT FOR THE LICENSED PRODUCTS FOR THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE OCCURRENCE GIVING RISE TO ANY SUCH CLAIM. THE LICENSE FEE CHARGED HEREIN IS A CONSIDERATION IN LIMITING LICENSOR'S LIABILITY HEREUNDER. LICENSEE UNDERSTANDS THAT UNDER NO CIRCUMSTANCES SHALL LICENSOR BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES SUFFERED BY LICENSEE, ANY PARTY CLAIMING ON BEHALF OF OR THROUGH LICENSEE, OR ANY OTHER THIRD PARTY RESULTING FROM OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF, INCLUDING LOSS OF BUSINESS OR PROFITS, BUSINESS INTERRUPTION, OR DAMAGE OR DESTRUCTION OF DATA, EVEN IF LICENSOR HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO ACTION, REGARDLESS OF FORM OR BASIS, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY LICENSEE MORE THAN ONE (1) YEAR AFTER LICENSEE KNEW OR SHOULD HAVE KNOWN OF THE OCCURRENCE OF THE EVENT(S) WHICH GAVE RISE TO SUCH ACTION.

14.  PATENT, COPYRIGHT AND TRADE SECRET INDEMNITY.
     --------------------------------------------

     14.1 Right to License. Licensor represents and warrants that it is the owner of the Licensed Products (except as disclosed in Section 5.2 as to any third party data files) and that it has the right and authority to grant the License hereunder with respect to the Licensed Products.

     14.2 Notification to Licensor. In the event Licensee has any knowledge of any infringement of, litigation instituted with respect to, or challenge to, the Licensed Products by any Person, Licensee shall immediately notify Licensor. Additionally, in such event, Licensee shall immediately furnish to Licensor copies of all correspondence, notices, advertising, complaints, legal documents, and other written materials relating to any such infringement, litigation or challenge which it may have in its possession.

     14.3 Investigation, Defense and Indemnification. Licensor agrees to investigate promptly and defend Licensee against any claim, demand, suit or action brought against Licensee based on any claim that the use by Licensee of the then-current version of the Licensed Products delivered by Licensor to Licensee infringes any existing United States patent, copyright or trade secret of any third party, provided Licensee (i) provides timely notice of any such claim,

CSF                                                                    PW
---                                                                    --
Licensee                                                               Licensor
demand, suit or action to Licensor, (ii) is not using the Licensed Products in an unauthorized manner, and (iii) agrees to cooperate fully with Licensor and to execute any and all documents and take any and all action deemed necessary or advisable by Licensor to protect the Licensed Products and Licensor's interests therein. If all of the conditions in (i)-(iii) are met, Licensor agrees to assume the defense of such claim, demand, suit or action, with counsel of Licensor's choice, and indemnify and hold harmless Licensee from and against any and all damages and costs (including reasonable attorneys' fees) finally awarded by a court against Licensee as a result of any such claim, demand, suit or action; provided that Licensor's obligation to pay damages and costs shall not exceed the total sum specifically set forth in Section 13, and provided further that Licensor will not be responsible for any damages or costs under any compromise made by Licensee without Licensor's written consent. In the event Licensor decides to assume the defense of any such claim, demand, suit or action and so indemnify Licensee, Licensee shall be bound by the terms of any settlement agreement entered into by Licensor.

     14.4 Non-infringing Use. If, in Licensor's opinion, any of the Licensed Products are likely to become the subject of a claim for infringement or if, as a result of any such claim, demand, suit or action, Licensee is enjoined from using any of the Licensed Products, Licensor may, at its own expense and at its option, (i) procure for Licensee the right to continue using such Licensed Product, (ii) replace the same with non-infringing software of equivalent function or performance, or (iii) modify such Licensed Product so that it becomes non-infringing. If none of these options is reasonably practical, Licensor may terminate this Agreement, whereupon Licensor shall refund to Licensee that portion of the Initial License Fee or Renewal License Fee, as the case may be, paid by Licensee which is attributable to the remaining portion of the Initial Term or the Renewal Term, as the case may be, as full payment of all obligations of Licensor pursuant to this Agreement.

     14.5 No Further Indemnity. Licensor shall have no obligation with respect to any such infringement claim based upon Licensee's modification of the Licensed Products or their combination, merger, operation or use with equipment, data, software or other items not furnished by Licensor, provided such infringement would have been avoided but for such combination or merger. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 14, LICENSOR SHALL HAVE NO LIABILITY TO LICENSEE FOR THE INFRINGEMENT OF ANY PATENTS, COPYRIGHTS, TRADE SECRETS OR OTHER PROPRIETARY RIGHTS BY THE LICENSED PRODUCTS OR ANY PORTION THEREOF.

15.  LICENSEE INDEMNIFICATION.
     ------------------------

     Licensee hereby agrees to indemnify and hold harmless Licensor, its officers, directors, shareholders, employees, agents, insurers, attorneys, successors, and assigns from and against any and all Losses resulting directly or indirectly from (i) any and all acts and omissions of Licensee, its employees, or agents with respect to the Licensed Products, including, without limitation, Licensee's negligent or intentional misrepresentation of Licensor or the Licensed Products, the use, operation or possession of the Licensed Products by Licensee, or any breach of any term or provision of this Agreement by Licensee, and (ii) any claim, demand, suit or action

CSF                                                                    PW
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Licensee                                                               Licensor
brought against Licensor that Licensee's use of its software programs infringes the intellectual property of a third party.

16.  CONFIDENTIAL INFORMATION; NON-SOLICITATION.
     ------------------------------------------

     16.1 Confidential Information. Licensee acknowledges and agrees that the Licensed Products are protected by the law of copyright, are very valuable, special and unique assets of Licensor, and contain trade secrets and proprietary information, and that Licensor has a proprietary interest in such Licensed Products and all ideas, trade secrets, procedures, processes, methods, systems, techniques, algorithms and concepts contained therein or related thereto, whether disclosed orally or in writing or by any other media (collectively, the "Confidential Information"), and such Confidential Information shall remain the sole and exclusive property of Licensor. In performance of its duties hereunder, Licensor will also be receiving information deemed confidential by Licensee (also, "Confidential Information"). The party receiving any such Confidential Information (the "Receiving Party") shall hold such Confidential Information in strictest confidence, for the exclusive use of the Receiving Party, and the Receiving Party will not take any action in derogation of such confidentiality and agrees that its use and disclosure of the Confidential Information must be continuously controlled. The Receiving Party shall take all reasonable steps to insure that the Confidential Information is not used by or made available or furnished or disclosed to any Person (other than the Receiving Party's employees directly concerned with the Licensed Use and who need such disclosure for the conduct of their ordinary responsibilities), including, but not limited to, taking all steps it takes to protect information, data or other tangible and intangible property of its own that it regards as proprietary or confidential. The Receiving Party shall instruct its employees and agents having access to the Confidential Information regarding the terms and limitations contained in this Section 16.

     16.2 Non-Confidential Information. Information shall not be deemed "Confidential Information" which:

           16.2.1 is or has become publicly known as of the date of receipt by the Receiving Party other than through disclosure by the Receiving Party; or

           16.2.2 is already in the possession of, or actually and demonstrably is known to, the Receiving Party at the time of disclosure; or

           16.2.3 is approved for public release by written authorization from the party disclosing any Confidential Information.

     16.3 Non-Solicitation; Non-Competition. In consideration of Licensor's transmittal of the Confidential Information to Licensee, Licensee agrees that, during the term of this Agreement and for a period of two (2) years thereafter, neither it nor any of its Affiliates:

CSF                                                                    PW
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Licensee                                                               Licensor

          16.3.1 shall, directly or indirectly, solicit, hire or otherwise retain as an employee or independent contractor any present or former employee of or consultant to Licensor who was assigned to the development, marketing or maintenance of any part of the Licensed Products, nor solicit, encourage or request any such employee to leave the employ of Licensor; or

          16.3.2 shall compete, directly or indirectly, with Licensor in the creation, manufacture, sale, licensing, marketing or distribution of software programs and materials which are similar to or which compete with the Licensed Products within the geographic areas in which the Licensed Products are then offered for sale or license; provided, however, that this provision shall not prohibit Licensee from developing a software program for internal business purposes only.

     16.4 Specific Performance. Each party specifically agrees that any breach of this Section 16 will result in irreparable injury to the other party and the other party shall be entitled (without the necessity of posting any bond or establishing the inadequacy of damages as a remedy) to specific performance and injunctive relief to correct and/or enjoin any such breach or threatened breach in addition to all other remedies which might be available. In the event any such action is brought by Licensor, the parties hereby agree that the United States District Court for the Middle District of Florida, Tampa Division shall have exclusive Jurisdiction to hear and determine any such action. In the event any such action is brought by Licensee. the parties hereby agree that the United States District Court for the County of San Diego shall not have exclusive jurisdiction to hear and determine any such action. Each party hereby expressly submits and consents in advance to such jurisdiction and venue in any such action and agrees that service of any summons and complaint, or other process or papers, may be made by registered or certified mail, return receipt requested, addressed to such party at the address to which notices are to be sent pursuant to Section 22.1 hereof.

     16.5 Independent Covenants The covenants and agreements of the parties set forth in this Section 16 shall be construed as agreements independent of any other provision of any agreement, and the existence of any claim or cause of action, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the covenants and agreements contained herein.

17.  TERMINATION OF AGREEMENT.
     ------------------------

     17.1 By Licensor or Licensee. This Agreement and the License and other rights granted hereunder may be terminated by Licensor or Licensee:

           17.1.1 at the end of the Initial Term or any Renewal Term by giving the other party written notice of its intent not to renew no less than sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be; or

CSF                                                                    PW
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Licensee                                                               Licensor

           17.1.2 immediately where the other party (the "breaching party") breaches any term or provision of this Agreement (excluding any failure to make any payment hereunder, which shall be governed by Section 17.3. 1) and fails to cure such breach within thirty (30) days after written notice of such breach from the non-breaching party.

     17.2 By Licensee Only. This Agreement and the License and other rights granted hereunder may be terminated by Licensee as set forth in the last sentence of Section 12.2.

     17.3 By Licensor Only. This Agreement and the License and other rights granted hereunder may be terminated immediately by Licensor by written notice to
Licensee:

           17.3.1 where Licensee fails to make any payment hereunder when due, and fails to cure such breach within ten (10) days after the due date of payment; or

           17.3.2 in the event (i) of an assignment by Licensee for the benefit of creditors; (ii) Licensee shall become insolvent, or shall be unable to pay its debts as they mature, or shall admit in writing its inability to pay its debts as they mature; (iii) of Licensee's dissolution or loss of charter by forfeiture; (iv) Licensee is adjudged bankrupt or insolvent by a United States court of competent jurisdiction; (v) a trustee or receiver is appointed for Licensee or its assets or any substantial part thereof, (vi) Licensee files a voluntary petition under any bankruptcy or other similar law providing for its reorganization, dissolution or liquidation, or any involuntary petition under any bankruptcy or other similar law is filed against Licensee; (vii) Licensee shall consent to the appointment of a receiver or a trustee for itself or its assets or of any substantial part thereof, or (viii) any substantial part of Licensee's property becomes subject to any levy, seizure, assignment, application, or sale for or by a creditor or government agency; or

           17.3.3 in the event Licensee breaches any of the provisions of Sections 2.5, 10.1, 11 or 16; or

           17.3.4  as set forth in Section 14.4.

18.  EFFECT OF TERMINATION.
     ---------------------

     18.1 Effect of Termination. Immediately upon any termination, cancellation or expiration of this Agreement or of any License granted hereunder for any reason:

           18.1.1 all rights and Licenses granted to Licensee under this Agreement shall cease and terminate and Licensee shall have no right thereafter to use, and shall cease the use of, the Licensed Products or any portion thereof,

CSF                                                                    PW
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Licensee                                                               Licensor

          18.1.2 Licensee shall return the originals of the Licensed Products and all copies thereof, in whole or in part, to Licensor;

          18.1.3 Licensee shall remove the Licensed Software and Databases and all portions thereof from any merged software, including as permitted pursuant to Section 10.2;

          18.1.4 Licensee shall pay to Licensor any and all outstanding fees, charges, payments and expenses due pursuant to this Agreement;

          18.1.5 Licensor shall have the right, at any time, to take possession of the Licensed Products and all copies thereof wherever located, without demand or notice; and

          18.1.6 Licensor may cease performance of all of Licensor's obligations hereunder without liability to Licensee, including the MSP (which will cause the Licensed Software and the Databases to become dated and automatically rendered inoperable) and all express warranties contained under Section 12. 1.

     18.2 Certification by Licensee. Within ten (10) days following the date of termination, cancellation or expiration of this Agreement, Licensee shall certify in writing to Licensor its compliance with the provisions of Section 18. 1.

     18.3 Survival. The provisions of Sections 3.6, 5.1, 12, 13, 15, 16, 18.1, 18.2, 23.4 and 23.5 shall survive the termination, cancellation or expiration of this Agreement for any reason.

19.  FORCE MAJEURE.
     -------------

     Licensor shall not be liable to Licensee for any delay or failure by Licensor in the performance of its obligations under this Agreement or otherwise if such delay or failure arises from any cause or causes beyond the control of Licensor including, without limitation, labor shortages or disputes, strikes, other labor or industrial disturbances, delays in transportation, acts of God, floods, lightning, fire, epidemic, shortages of materials, rationing, utility or communication failures, earthquakes, casualty, war, acts of the public enemy, an act of civil or military authority, sabotage, explosives, riots, insurrections, embargoes, blockades, actions, restrictions, regulations or orders of any government, agency or subdivision thereof, or failure of suppliers.

CSF                                                                    PW
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Licensee                                                               Licensor

20.  EXPORT REGULATIONS; U.S. GOVERNMENT RESTRICTIONS.
     ------------------------------------------------

     20.1 Export Regulations. Licensee acknowledges that the Licensed Products and any direct products thereof may be subject to United States export laws, statutes and regulations, and that Licensee will at all times comply with the provisions of such laws, statutes and regulations including obtaining any necessary or required licenses. Licensee shall not export or re-export or otherwise transmit, directly or indirectly, the Licensed Products or any direct products thereof into, or use the Licensed Products or any direct products thereof in, any country prohibited or restricted under United States export laws, statutes or regulations or any other applicable laws.

     20.2 U.S. Government Restrictions. The Licensed Products are provided with Restricted Rights. Use, duplication or disclosure by the United States Government is subject to restrictions as set for in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights at 48 CFR 52.227, as applicable.

21.  INDEPENDENT CONTRACTOR RELATIONSHIP.
     -----------------------------------

     21.1 Independent Contractors Only. The relationship of Licensor and Licensee is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, (iii) allow either party to act on behalf of or bind the other party or create or assume any obligation on behalf of the other party for any purpose whatsoever, or (iv) create any ownership interest in Licensee or any other Person as to the Licensed Products. All financial obligations associated with Licensee's business are the sole responsibility of Licensee.

22.  COMMUNICATIONS.
     --------------

     22.1 Communications. Whether expressly so stated or not, all notices, demands, requests and other communications required or permitted by or provided for in this Agreement (collectively, "Communications") shall be given in writing to the parties at their respective addresses set forth above in the first sentence of this Agreement, or at such other address as a party shall designate for itself in writing in accordance with this Section 22. Communications may be transmitted (i) by personal delivery, (ii) by delivery by messenger, express or air courier, or similar courier, or (iii) by delivery by United States first class certified or registered mail, postage prepaid. Except as otherwise provided in this Agreement, delivery or service of any Communication shall be deemed effective only upon receipt; provided, any Communication received after 5:00 p.m. local time of place of receipt, or on a day other than a Business Day, shall be deemed received on the next succeeding Business Day.

CSF                                                                    PW
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Licensee                                                               Licensor

     22.2 Change of Address. Each party agrees to provide the other party at least ten (10) days advance notice of any change in its principal business location. In addition, Licensee agrees to provide Licensor at least ten (10) days advance notice of any change in the location of Designated CPU.

3.   MISCELLANEOUS PROVISIONS.
     ------------------------

     23.1 Entire Agreement. This Agreement, including all of the Schedules referenced herein and attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes, supplants, and renders null and void any and all prior and contemporaneous negotiations, discussions, proposals, agreements, understandings, representations or communications, oral or written, of the parties hereto with respect to the subject matter hereof

     23.2 Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

     23.3 Amendment. This Agreement may be amended only by a writing duly executed by the authorized representatives of the parties hereto which makes specific reference to this Agreement.

     3.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the choice of law provisions of that State.

     3.5 Arbitration of Disputes. Except as otherwise expressly provided herein, all claims, disputes and other matters in question arising out of or relating to this Agreement, including the breach or interpretation hereof (collectively, "Disputes"), shall be resolved by arbitration in Tampa, Florida (if initiated by Licensor) or San Diego, California (if initiated by Licensee) by a panel of three (3) arbitrators. Either party may initiate arbitration by giving the other party written notice containing a brief description of the Dispute(s) to be arbitrated and the monetary amount involved. If the parties are unable to agree as to the settlement of the Dispute within ten (10) days of such written notice, then, within twenty (20) days of such written notice, each party shall select an arbitrator and the two arbitrators selected by the parties shall select a third arbitrator. Any arbitrator selected hereunder shall be a commercial person knowledgeable in data processing and the licensing of computer software. No person shall serve as an arbitrator who has, or has had, any expectation of acquiring any business or financial relationship with either of the parties hereto or who has acquired from either party or any other source detailed prior knowledge of the matter in dispute. A decision by a majority of the panel of arbitrators, when reduced to writing and signed by the arbitrators, shall be final and binding upon the parties and judgment thereon may be entered by any court of competent jurisdiction. Any award of the panel of arbitrators shall include an award of reasonable attorneys' fees and costs and interest for

CSF                                                                    PW
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Licensee                                                               Licensor
such period as shall fully compensate the party in whose favor the award is entered for the loss of use of the funds in question. The parties shall use their best efforts to assure that all arbitration proceedings shall be held and conducted so that the panel's award shall be rendered in writing within sixty
(60) days after the arbitration has been initiated. Any arbitration under this Agreement shall be subject to and conducted in accordance with the rules and procedures of the American Arbitration Association for commercial arbitration in effect at the time arbitration is initiated.

     23.6 Assignment. Neither party may assign or transfer its rights or obligations under this Agreement except with the express written consent of the other party; provided, however, that a successor in interest by merger, by operation of law, purchase or otherwise of the entire business of either party shall acquire all rights and obligations of such party hereunder without the necessity of obtaining prior written consent. Any assignment without such consent shall be null and void and of no force and effect.

     23.7 Waiver. No party to this Agreement shall be deemed to have waived any of its rights, powers or remedies under this Agreement unless such waiver is expressly set forth in a writing signed by the waiving party. No written waiver of any provision of this Agreement shall be deemed to be, or shall constitute,
(i) a waiver of any other provision of this Agreement, whether or not similar, or (ii) a continuing or subsequent waiver of the same or another provision of this Agreement. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of any such provisions, or in any way affect the validity of either party to enforce each and every such provision thereafter.

     23.8 Captions. The captions and headings of Sections and subsections contained in this Agreement are provided for convenience of reference only and shall not be considered a part hereof for purposes of interpreting this Agreement, and, therefore, such captions and headings do not define, modify, limit, describe or affect in any way the meaning or intent of this Agreement or any of its terms or provisions.

     23.9 Gender, Etc. Whenever the context shall require, the use of the masculine gender herein shall be deemed to include the feminine gender and the neuter gender, and the use of the singular or the plural herein shall be deemed to include the plural or the singular, as the case may be.

     23.10 Severability. If any Section or other provision of this Agreement, or the application of such Section or provision, is held invalid, then the remainder of this Agreement, and the application of such Section or provision to persons or circumstances other than those with respect to which it is held invalid, shall not in any way be affected or impaired thereby. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction or panel of arbitrators to be illegal, unenforceable or void, this Agreement shall

CSF                                                                    PW
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Licensee                                                               Licensor
continue in full force and effect without said provision. The parties agree to negotiate in good faith a substitute valid and enforceable provision that most nearly effects the parties' intent and to be bound by the mutually agreed substitute provision. Notwithstanding anything to the contrary contained herein, if any of the provisions of Section 16 are found to be invalid, then the parties hereto agree to enter into such other agreement as will validly afford, to the greatest extent possible, the protection intended by that Section.

     23.11 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer any rights, benefits or remedies under or by reason of this Agreement on any Person other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third Person to any party hereto or give any third Person any right to subrogation or action over or against any party to this Agreement.

     23.12 No Presumption. In the event of any uncertainty in the terms of this Agreement, there shall exist no presumption against either party that such uncertainty arose from the preparation of this Agreement by such party.

     23.13 Any Inconsistencies. To the extent there is any inconsistency between this Agreement, on the one hand, and any purchase order or other document issued in connection with this Agreement, on the other hand, this Agreement shall control over any inconsistency appearing in any purchase order or other document issued in connection with this Agreement.

     23.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

     23.15 Attorneys' Fees and Costs of Enforcement. The parties hereto agree that should it become necessary for any party hereto to employ an attorney to enforce any of its rights hereunder against any other party hereto, the prevailing party shall be entitled, in addition to any other rights and remedies it may have, to reimbursement from the non-prevailing party of all costs and expenses, including reasonable attorneys' fees, costs of arbitration and court costs.

     23.16 Computation of Time. Except as is otherwise expressly provided in this Agreement, all periods of time shall be computed by including Saturdays, Sundays and holidays.

     23.17 Approval of Licensor. Whenever this Agreement requires or provides for any approval, acceptance, waiver or consent by Licensor, such approval, acceptance, waiver or consent must in every case be in writing.

CSF                                                                    PW
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Licensee                                                               Licensor

     23.18 Further Assurances. Each party agrees to execute and deliver any and all papers, documents and instruments or take such further actions as the other party may reasonably require to carry out the terms of this Agreement.

     23.19 Remedies. All remedies shall be cumulative and not alternative and in addition to all other rights and remedies available in law and in equity.

     23.20 Recitals. The parties hereby agree that each and all of the Recitals set forth herein are true and correct and are incorporated by this reference and made a part of this Agreement for all purposes.

     23.21 Other Rules of Construction. For purposes of this Agreement, the following rules of construction shall also apply, whether expressly so stated or not:

            23.21.l All of the Schedules referred to in this Agreement shall be deemed incorporated into this Agreement by this reference and made a part of this Agreement for all purposes as if fully set forth in this Agreement.

            23.21.2 References in this Agreement to Sections and Schedules are references to Sections of and Schedules attached to this Agreement, except as expressly otherwise indicated.

            23.21.3 Any phrase containing the term "include" or "including" shall mean including without limitation.

            23.21.4 Unless the context requires otherwise, the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or clause.

            23.21.5 Unless the context requires otherwise, any reference to a statute shall include and shall be deemed to be a reference to such statute, or any successor statute to such statute, and to the regulations promulgated thereunder, with all amendments made thereto and in force from time to time.

CSF                                                                    PW
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Licensee                                                               Licensor

     IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement as of the Effective Date.

COMPS INFOSYSTEMS, INC.                     QUALITATIVE MARKETING SOFTWARE, INC.

By: /s/ Craig Farrington                    By: /s/ Paul Wray
    ------------------------------              ----------------------------

Print Name: Craig Farrington                Print Name:  Paul Wray
            ----------------------

Title: V.P. Marketing                       Title:  President
       ---------------------------
       "Licensee"                                   "Licensor"

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Licensee                                                               Licensor

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

                                   SCHEDULE A
                                   ----------

                Licensed Software, Documentation, Databases, and
                ------------------------------------------------
                              Restrictions on Use
                              -------------------

A.  Licensed Software           GeoStan(TM) [Library]* -- Non-CASS
                                StarData(TM) -- Non-CASS
                                CENTRUS(TM) ACM demo -- 100 record limit

*Licensee may replace the GeoStan [Library] with the GeoStan [OCX] when the OCX is available.

B.  Documentation               GeoStan(TM) Reference Manual
                                StarData(TM) User Guide
                                CENTRUS User Guide

C.  Databases                   a. Qualitative Marketing Software's GeoStan(TM)
                                   Address Standardization and Business Location Research (BLR) Geocoding database files (called GSDS) and required support files for the United States.
                                       -------------
                                b. Qualitative Marketing Software's BLR ZIP+4
                                   Centroid File(s) (called Z9s), or its
                                   suitable replacement, which Licensor has
                                   license to resell and distribute, for the
                                   United States.
                                   -------------

D.  Restrictions on Use

Licensee agrees that the Licensed Products:


(1)  shall not be CASS certified for address standardization;

(2)  shall not be transmitted on the Internet; and

(3)  shall only process a maximum of 500,000 records annually.


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Licensee                                                               Licensor

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

                                   SCHEDULE B
                                   ----------

                            Designated CPS and Users
                            ------------------------

The Licensed Software and Databases are licensed to Licensee for the following Designated CPS and users:

GeoStan(TM), StarData(TM), and CENTRUS(TM) ACM (demo)
-----------------------------------------------------
     Designated CPU           Manufacturer:  PC
                              Operating System:  Windows(R) NT
                              Location:  9888 Carroll Centre Rd.
                                         Suite 100
                                         San Diego, CA  92126-4580

     Sites                    1

     Users                    10


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Licensee                                                               Licensor

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

                                  SCHEDULE C
                                  ----------

                              Initial License Fee
                              -------------------

Software

GeoStan [Library]                  $10,000.00
StarData                           No charge
CENTRUS                            No Charge

Geocoding Database                 licensed directly from BLR

USPS Database                      $ 3,000.00

MSP                                $ 1,500.00

Total Initial License Fee for
Licensed Products and MSP          $14,500.00*

Terms $4,853.00 plus applicable sales tax and shipping ($60.00) due at offices of Licensor on the Effective Date;

                                   $4,853.00 plus applicable sales tax due at offices of Licensor on or before march 20, 1997; and

                                   $4,794.00 plus applicable sales tax due at offices of Licensor on or before April 21, 1997.

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Licensee                                                               Licensor

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

                                   SCHEDULE D
                                   ----------

                              Renewal License Fee
                              -------------------

Geocoding Database                 licensed directly from BLR

USPS Database                      $3,000.00

MSP                                $1,500.00

Total Renewal License Fee for      $4,500.00*
Licensed Products and MSP

Terms Payment due at offices of Licensor on the Renewal Date

(optional - QMS Geocoding          $2,000.00
database**)

*Does not include shipping or applicable sales tax.


     **In the event Licensee elects to License the QMS Geocoding database, payment of $6,500.00* shall be due at offices of Licensor as set forth above under "Terms".

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Licensee                                                               Licensor

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